  EXHIBIT 10.3

AMENDMENT TO

EQUITY PURCHASE FACILITY AGREEMENT

This Amendment to the Equity Purchase Facility Agreement is entered into as of July 21, 2025 by and among Classover Holdings, Inc., a Delaware corporation (the “Company”), and Solana Strategic Holdings LLC, a Delaware limited liability company (the “Investor”).  Each of the Company and the Investor are referred to herein, individually, as a “Party” and, collectively, as the “Parties”.

WHEREAS, the Parties entered into that certain Equity Purchase Facility Agreement, dated as of April 30, 2025 (as may be amended from time to time, the “Original Agreement”), which, among other things, provides for the issuance and sale by the Company to the Investor of up to $400.0 million of the Company’s Class B Common Stock as provided for in the Original Agreement; and

WHEREAS, the Parties desire to amend certain terms of the Original Agreement as set forth below;

WHEREAS, Section 11.02 of the Original Agreement provides that the Original Agreement may be amended by written agreement executed and delivered by each of the Parties;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendment to Section 6.14 of the Original Agreement. Section 6.14 of the Original Agreement is hereby amended and restated as follows:

“Use of Proceeds. The proceeds from any sale of Shares by the Company to the Investor hereunder shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to this Agreement, including for working capital purposes for the Company and its Subsidiaries, provided that the Company intends to use up to 80% of the proceeds from the sale of Shares by the Company to the Investor hereunder to purchase and hold Solana tokens. Notwithstanding the foregoing, if it is determined after the date of this Agreement that Solana tokens are considered “securities” by the Securities and Exchange Commission, the Company will review the makeup of its assets and will take such actions as are reasonably necessary to avoid being considered an investment company as defined in the Investment Company Act of 1940, as amended, including disposing of Solana tokens and refraining from purchasing Solana tokens otherwise required to be purchased hereunder. The Company will also not purchase Solana tokens that would result in any violation of any fiduciary obligations of the Company’s Board or that would result in the Company becoming Insolvent. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any advances or loans to any executives or employees of the Company or any Subsidiary or to make any payments in respect of any related party obligations, including without limitation any payables or notes payable to related parties of the Company or any Subsidiary whether or not such amounts are described on the balance sheets of the Company in any SEC Documents and any Subsidiary or described in any “Related Party Transactions” section of any SEC Documents.”

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2. Interpretation. Capitalized terms not defined herein shall have the meaning ascribed to them in the Original Agreement. On and after the date hereof, each reference in the Original Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Original Agreement shall mean and be a reference to the Original Agreement as amended by this Amendment.

3. No Further Amendments. Except as expressly set forth herein, the Original Agreement shall remain in full force and effect. This Amendment may not be amended or modified except pursuant to a written agreement by the Parties.

4. Counterparts. This Amendment may be executed by the Parties in counterpart, and the executed counterparts shall be deemed by the Parties as a single executed and binding document and may be delivered by email or facsimile to the Parties and their counsel.

5. Miscellaneous. The provisions of Section 8 (Miscellaneous) of the Original Agreement are incorporated herein, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

CLASSOVER HOLDINGS, INC.

By:	/s/ Hui Luo
	Name:	Hui Luo
	Title:	CEO

SOLANA STRATEGIC HOLDINGS LLC

By:	/s/ William R. Samuels
	Name:	William R. Samuels
	Title:	Managing Member

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